Exhibit 10.23

OFFICE PREMISES

Dated the February 15, 2012

LEIGHTON PROPERTY COMPANY LIMITED

and

NCN GROUP MANAGEMENT LIMITED

LEASE

of

Rooms 2120 and 2122 on 21st Floor, Leighton Centre,
77 Leighton Road, Causeway Bay, Hong Kong

Term	:	Three (3) years
Commencing	:	3rd January 2012
Expiring	:	2nd January 2015
Monthly Rents	:	-
(A) Basic Rent	:	HK$73,548.00 exclusive of rates and Operating Charges
(B) Operating Charges	:	HK$11,441.00

Lease for Office Premises (Final 2005)

THIS  LEASE  dated

BETWEEN

Parties
The Company more particularly described in Part I of Schedule 3 hereto (hereinafter with its successors and assigns where the context so admits called "the Landlord") of the one part and the person, persons or company more particularly described in Part II of Schedule 3 hereto (hereinafter called "the Tenant") of the other part.

Grant	IT IS HEREBY AGREED as follows:-

1.
The Landlord shall let and the Tenant shall take All the premises more particularly described in Part III of Schedule 3 hereto (hereinafter referred to as "the Premises") Together with the use of the entrances staircases landings and passages (so far as the same are necessary to the enjoyment of the Premises) in, common with the Landlord and any other tenant or tenants of the Building (as defined in Part III of Schedule 3) And together also with the use in common with others of the lifts escalators (if any) and central air-conditioning services whenever the same shall be operating excepting and reserving unto the Landlord the rights set out in Schedule 1 hereto for the term of years set out in Part IV of Schedule 3 hereto (hereinafter referred to as "the Term") yielding and paying to the Landlord the monthly rent set out in Part I of Schedule 4 hereto (herein called "the Rent") exclusive of Operating Charges, Rates and other outgoings payable in advance on the first day of each and every calendar month without any deduction or set off (whether legal or equitable) whatsoever.  If the commencement of the Term does not fall on the first day of a calendar month, the first and last payments shall be apportioned according to the number of days in the respective months in which the Term commences and expires.

Tenant's Covenants	2.	The Tenant hereby covenants and agrees with the Landlord to observe perform and comply with the following throughout the Term and the tenancy of the Premises:-

Pay Rent and Operating Charges	(a)
To pay the Rent and the Operating Charges monthly in advance to the Landlord in Hong Kong Currency on the first day of every calendar month during the Term such payment to be effected in such manner as shall from time to time be designated by the Landlord without any deduction on account of any set-off or claim whatsoever. The Operating Charges at the commencement of the Term shall be the sum set out in Part II of Schedule 4 hereto. If at any time the operating cost relating to the maintenance and management of the Building shall have increased the Landlord and/or its managing agent ("the Managing Agent") shall be entitled to increase the Operating Charges from time to time.  If the Tenant shall fail to pay any of the Rent or the Operating Charges or such other suns due hereunder within fifteen days from the time when the same become due the Tenant shall pay interest thereon at the rate of twenty per cent per annum from the date on which the same became due (not fifteen days thereafter) to the date of payment.  The demand and/or receipt by the Landlord of interest pursuant to this clause shall be without prejudice to and shall not affect the right of the Landlord to exercise any other right or remedy (including the right of re-entry) exercisable under this Lease.  All such interest due on the Rent unpaid under this Lease shall be deemed to be part of the Rent for the Premises and shall be recoverable by the Landlord accordingly by distraint or otherwise.

Pay Rates	(b)
To pay and discharge all rates taxes assessments duties charges impositions and outgoings of non-capital or recurring nature whatsoever now or hereafter to be imposed or charged by the Government or other lawful authority on or in respect of the Premises or upon the owner or occupier in respect thereof (Government rent and Property Tax alone excepted).

Pay Utilities	(c)
To be responsible to pay all charges and deposits to the relevant utility supply companies in respect of gas and electricity which shall be consumed or supplied on or to the Premises and to indemnify the Landlord against any action claim demand proceedings loss and damages incurred by the Landlord due to the Tenant's failure to pay such charges and deposit.

Method of Payment	(d)
To pay the Rent, Rates, Operating Charges and other periodic charges mentioned herein by way of autopay services provided by member banks of The Hong Kong Association of Bank, or in such other manner as the Landlord may determine.

Obey House Rules	(e)
To observe obey and comply with all existing house rules management notices and such other regulations and notices relating to the Premises and/or the Building as may from time to time issued by the Landlord and/or the Managing Agent (hereinafter collectively called "the House Rules").   The Landlord and/or the Managing Agent may from time to time establish such additional House Rules as it may deem necessary for the management and control of the Building and may also from time to time alter amend and/or repeal the House Rules and this Lease shall be in all respects subject to the House Rules which when a copy thereof has been furnished to the Tenant shall be taken to be part hereof and the Tenant shall obey all the House Rules and see that they are faithfully observed by the visitors guests employees and licensees of the Tenant.  In the event of any conflict between the House Rules and the terms of this Lease, the terms of this Lease shall prevail.

Comply with Government Lease, etc.	(f)	(i) To comply with all the requirements of the Government or other lawful authorities and with all laws ordinances rules and regulations orders and notices with respect to the Premises.
(ii)
To do everything necessary to obtain maintain continue and renew any licence or registration required by any laws ordinances rules regulations for using the Premises for the use allowed including paying all fees.

(iii)
To observe and comply with all the terms of the Government Lease orConditions under which the Landlord holds the Premises in so far as the same are applicable to the Premises or relating to the use and occupation of the Premises.

(iv)	To indemnify the Landlord against all claims demands proceedings loss or damages costs and expenses arising from any breach by the Tenant of thisclause.

Maintenance and Repair of Interior	(g)
To keep and maintain all the interior of the Premises including but not limited to ceilings doors windows shopfront glass and the Landlord's fixtures and fittings ("the Landlord's Fixtures and Fittings") in good clean tenantable substantial and proper repair and condition and properly preserved and painted as may be appropriate when from time to time required and to so maintain the same at the expense of the Tenant and deliver up the same to the Landlord at the expiration or sooner determination of the Term in like condition replacing and reinstating any such part of the Premises damaged or destroyed by or through or in consequence directly or indirectly of any negligent act default or omission of the Tenant.  The Tenant particularly agrees:-

Windows and Glass	(i)
To reimburse the Landlord the cost of replacing all broken and damaged windows or glass whether the same be broken or damaged by the negligence of the Tenant or owing to circumstances beyond the control of the Tenant.

Wirings	(ii)
To repair or replace, if so required by the power supply company or other authority as the case may be under the terms of any relevant ordinance for the time being in force or any regulations made thereunder, all the electrical wiring installations and fittings within the Premises and the wiring from the Tenant's meter or meters to and within the same.

Storm Typhoon, etc.	(iii)	To take all reasonable precautions to protect the interior of the Premises from damage threatened by an approaching storm typhoon heavy rainfall or adverse weather condition.

Choked Drains	(iv)
To pay on demand to the Landlord all costs incurred by the Landlord in cleansing and clearing any drains choked or stopped up owing to the negligence of the Tenant or his visitors guests employees contractors agents or licensees (if any).

Fan Coil Unit, etc.	(v)
To reimburse the Landlord the cost of repairing or replacing any air-conditioning fan-coil unit or any other part of the air-conditioning system or installation which is damaged or rendered defective by the misuse or negligence of the Tenant or his visitors guests employees contractors agents or licensees.

(vi)
To be responsible for all damage or injury to the Premises the Landlord's Fixtures and Fittings or to the Building its apparatus or services which may be caused by the carelessness omission neglect improper use or conduct of or any cause attributable to the Tenant or his visitors guests employees agents contractors or licensees including without in any way limiting the foregoing damage caused in moving property or equipment in or out of the Building or the Premises and such damage shall be repaired restored remedied or replaced promptly at the sole cost and expense of the Tenant to the satisfaction of the Landlord by contractors and workmen approved by the Landlord.

(vii)
To be wholly responsible for any loss damage or injury caused to any person whomsoever or to any property whatsoever directly or indirectly through the defective or damaged condition of any part of the interior of the Premises or through the operation of any fixtures fittings wiring or piping or any plant or machinery therein and to make good the same by payment or otherwise and to indemnify the Landlord against all claims demands actions and legal proceedings whatsoever made upon the Landlord by any person in respect thereof.

(viii)
To fully indemnify the Landlord against all claims demands actions and legal proceedings whatsoever made upon the Landlord in respect of any loss damage or injury to any person whomsoever or to any property whatsoever caused by the act default or negligence of the Tenant or by or through or in any way owing to the leakage or overflow of water or the escape of fumes smoke or fire or other substance or thing of whatsoever origin from the Premises.

Cleanliness and Hygiene	(h)	To maintain the highest standards of cleanliness and hygiene and keep the Premises free from all kinds of infection contamination and infestation.

To fit out premises	(i)	To fit out the interior of the Premises in a style and manner appropriate to a first class office premises at its own cost in accordance with the provisions of Schedule 5 hereto.

Allow Landlord Entry	(j)
(i)    To permit the Landlord and its representatives and agents with or without workmen or others and with or without appliance by prior appointment to enter and view examine or inspect the state of repair of the Premises and the Landlord's Fixtures and Fittings and to take inventory thereof at any reasonable hour of the day; and

(ii)	to make good all defects and wants of repair found to be the responsibility of the Tenant within fifteen days from the date of written notice from the Landlord; and

(iii)
to permit the Landlord and its representatives and agents with or withoutworkmen with or without appliance to enter the Premises to make or facilitate repairs improvements or prevent damage to any part of the Premises which the Tenant has failed to effect or any part of the Building or facilities and services situate in the Premises and to remove such portions of the walls floors and ceilings of the Premises or the Tenant's decorations as may be required for the purpose of making such repairs improvements or preventing such damage. In the event of emergency, if the Tenant shall not be personally present to open and permit entry into the Premises, the Landlord or the Landlord's agents may forcibly or otherwise enter the Premises without rendering the Landlord or such agents liable to any claim or cause of action for damages by reason thereof if during such entry the Landlord shall have accorded reasonable care to the Tenant's property.  The right and authority hereby reserved do not impose nor does the Landlord assume any responsibility or liability whatsoever for the care or supervision of the Premises or any of the contents decorations fixtures and fittings therein except herein otherwise specified. The Tenant shall indemnify the Landlord of all loss damages costs and expenses due to the Tenant's failure to comply with this clause which shall be recoverable as a debt.

Insure Premises	(k)
To take out and maintain adequate insurance with a reputable insurance company in Hong Kong approved by the Landlord against all risks and claims by third parties in respect of damage or loss or injury to person or property in or to the Premises however caused or arising out of its use and occupation of the Premises and to pay all premiums therefor and on demand to produce and (if so required) deliver up to the Landlord or its agent every such policy of insurance and the receipt for the last payment of premium AND the Tenant hereby covenants with the Landlord that the Tenant will fully indemnify the Landlord and keep the Landlord indemnified against any claims made by third parties as aforesaid.

User	(l)	Not to occupy or use the Premises or permit the same or any part thereof to be occupied or used for any purpose other than that as an office only.

Not to Stay Overnight	(m)
Not to permit any person to remain in the Premises overnight without prior written permission from the Landlord.   Such permission will not be given unless the Landlord is satisfied that it is necessary for the Tenant's business operation or to enable the Tenant to post a watchman to look after the contents of the Premises.  In no circumstances shall the Premises be used as sleeping quarters or as domestic premises within the meaning of the Landlord and Tenant (Consolidation) Ordinance (Cap. 7) or any other enactment or modification thereof for the time being in force.

Not to Breach Government Lease, etc.	(n)
Not to do or permit to be done any act matter or thing in contravention of the terms of the Government Lease or Conditions under which the Landlord holds the Premises or any laws ordinances rules regulations orders notices affecting or relating to the Premises and the Tenant shall indemnify the Landlord against any breach thereof.

No Subletting, etc.	(o)
Not to assign underlet or otherwise part with the possession of the Premises or any part thereof either by way of sub-letting lending sharing or other means whereby any person or persons not a party to this Lease obtains the use or possession of the Premises or any part thereof irrespective of whether or not any rental or other consideration is given for such use or possession and in the event of any such transfer sub-letting sharing assigning or parting with the possession of the Premises Clause 4(a) shall apply and this Lease may at the discretion of the Landlord be absolutely determined in which event the Tenant shall forthwith deliver vacant possession of the Premises to the Landlord in accordance with the provisions herein. The lease hereby granted shall be personal to the Tenant named in this Lease and, without in any way limiting the generality of the foregoing, the following acts and events shall, unless previously approved in writing by the Landlord (which approval the Landlord may give or withhold at its discretion without assigning any reason therefor), be deemed to be breaches of this Clause:-

(i)	in the case of a tenant which is a partnership the taking in of new partner or partners;

(ii)	in the case of a tenant being an individual the death incapacity insanity or bankruptcy of the tenant;

(iii)
in the case of a tenant being a corporation any take-over reconstruction amalgamation merger liquidation or change in the person or persons who owns or own a majority of the Tenant's voting shares or who otherwise has or have effective control thereof;

(iv)
the giving by the Tenant of a Power of Attorney or similar authority whereby the donee of the Power of Attorney obtains the right to use possess occupy or enjoy the Premises or any part thereof or does in fact use possess occupy or enjoy the same; and

(v)	the change of the Tenant's business name without the previous written consent of the Landlord.

No Alteration	(p)
(i)    Not without first obtaining the written consent of the Landlord to make or permit to be made any alteration in or addition to the Premises or to electrical installations, wirings, plumbing or the Landlord's Fixtures and Fittings; nor to install any plant apparatus or machinery in the Premises; nor cut maim or injure or suffer to be cut maimed or injured any doors windows walls structural members or other fabric thereof; nor remove any additions improvements or fixtures from the Premises.  If any Government authority or other lawful authorities requires or orders the Premises be altered added to modified or reinstated or that any fixtures or equipment be installed or removed the Tenant shall:-

(1)	give the Landlord promptly a copy of any notification to that effect;

(2)	carry out the work required;

(3)	indemnify the Landlord against any claims demands losses and damages arises from the breach by the Tenant of such request or orders.

(ii)
If the Tenant shall hereafter place in the Premises any additions improvements or fixtures which can be removed without structural alterations then the Tenant shall have the right prior to the termination of this Lease to remove the same at the Tenant's own expense provided that:-

(1)	the Tenant at the time of such removal shall not be in default in the payment of the Rent or in the performance of any other clause provision or condition of this Lease;

(2)
before any such removal the Tenant shall have given written notice to the Landlord specifying the additions improvements or fixtures which the Tenant proposes to remove specifying in detail the proposed replacements to be made by the Tenant and shall have obtained the Landlord's written approval of the replacement; and

(3)
the Tenant shall at the Tenant's own expense prior to the termination of this Lease replace all articles and materials removed with similar kind and equal or better quality customary in this type of high class commercial building to the satisfaction of the Landlord and make good all damages and reinstate the Premises to good repair and condition in first-class workmanship materials and finish.

(iii)
Notwithstanding any provision herein the Tenant shall if so required by the Landlord remove all additions improvements or fixtures from the Premises and reinstate the Premises to a bare shell state and in good clean and tenantable repair and condition to the satisfaction of the Landlord on the expiration or sooner determination of the Term hereby granted.

Not to Render Insurance Void	(q)
Not to do or permit to be done anything whereby the policy or policies of insurance on the Premises or the contents thereof taken out by the Landlord or the Managing Agent for the time being subsisting may become void or voidable or whereby the rates of premium thereon may be increased and shall repay to the Landlord all sums paid by way of increased premium and all expenses incurred by the Landlord in or about any renewal of such policy or policies rendered necessary by a breach of this clause and the Landlord shall have the right to collect the same from the Tenant as additional rent recoverable by distraint or otherwise.

Building Name	(r)	Not to use the name of the Building designated by the Landlord for any purpose other than in its business address.

Storage	(s)
Not to use the Premises for the storage of goods or merchandise other than in small quantities consistent with the nature of the Tenant's trade or business by way of samples and exhibits nor to keep or store or cause or permit to be kept or stored any hazardous or dangerous goods within the meaning of the Dangerous Goods Ordinance or any enactment amending modifying or replacing the same and the regulations applicable thereto from time to time in force.

No Gambling	(t)	Not to permit or suffer any part of the Premises to be used for gambling or for any illegal immoral or improper purpose.

Delivery of Bulky Goods	(u)
Not to take delivery of furniture or fixtures or bulky items of goods in and out of the Building during normal office hours and under no circumstances shall passenger lifts be used for delivery purposes.

Not to Alter Locks	(v)	Not to install additional locks bolts or other fittings to the Premises or in any way to cut or alter the same without the prior written consent of the Landlord.

Not to Overload	(w)
Not to place a load upon any floor of the Premises in excess of the loading for which the floor is designed.  The Landlord reserves the right to prescribe the weight and position of all safes and heavy machinery which must be placed so as to ensure an acceptable distribution of weight.

Nuisance and Noise	(x)
Not to make or permit to be made any music or noise vibration or offensive odours so as to cause a nuisance or annoyance to or cause reasonable complaints from the Landlord or any other tenants of the Building or do or permit anything to be done therein which will interfere with the rights comfort or convenience of the other tenants.

Letting Notice	(y)
For the period of six months prior to the expiration of the Term to permit theLandlord to display on the exterior of the Premises any requisite termination notice and during such period to permit the Landlord and its representatives to enter the Premises with prospective tenants at reasonable hours of the day to view and inspect the same.

Landlord’s Reservation	(z)	To permit the Landlord at all times during the Term to exercise without interruption or interference any of the rights set out in Schedule 1 hereto.

Yield Up	(aa)
On the expiration of the Term hereby granted or upon an earlier termination of this Lease to deliver up vacant possession of the Premises to the Landlord in bare shellstate and in good clean and tenantable repair and condition to the satisfaction of the Landlord.

Landlord’s Covenants	3.	The Landlord hereby covenants with the Tenant as follows:-

Maintain Main Structure	(a)
To keep in good repair the Building's main walls roofs main passages main stairways main electricity cables and main drains and pipes intended for the general service of the Building and all such repairs shall be at the expense of the Landlord unless the same shall have been rendered necessary by the act or neglect or carelessness of the Tenant or any of the visitors guests employees contractors or licensees of the Tenant in which case the expense shall be borne by the Tenant Provided that the Landlord's liability hereunder shall not be deemed to have arisen unless and until notice in writing of any want of repair shall have been previously given by the Tenant to the Landlord and the Landlord shall have failed to repair the same within a reasonable time.

Maintain Facilities	(b)	To carry out routine maintenance work to the common areas and facilities of the Building in such manner as the Landlord may think fit.

Air-conditioning	(c)
To provide and maintain for the Premises a central air-conditioning service during air-conditioning supply hours set out in Part III of Schedule 4 subject to the Landlord's right to revise such air-conditioning supply hours.   No central air-conditioning supply will be provided outside these hours other than as may be agreed in advance with the Landlord and subject to the Tenant paying extra air-conditioning charges.   Notwithstanding any provision to the contrary the Landlord shall not be liable to pay compensation to the Tenant in respect of any period during which the air-conditioning plant shall not be operating as the result of mechanical or power failure need of maintenance repair or overhaul or for any other reason beyond the control of the Landlord nor shall the Landlord be liable to grant to the Tenant any reduction or abatement of rent in respect of such interruption.

Quiet Enjoyment	(d)
Upon the Tenant duly paying the Rent and observing and performing and complying with the terms and conditions on the part of the Tenant to be performed herein at all times during the Term to allow the Tenant quietly hold and enjoy the Premises without any suit trouble or hindrance from the Landlord or anyone lawfully claiming under through or in trust for the Landlord.

Pay Government Rent, etc,	(e)	To pay the Government Rent and Property Tax in respect of the Premises during the Term.

Mutual	4.	It is hereby mutually agreed as follows:-
Agreements
Right of Re-entry	(a)
(i)    If the Rent and/or the Operating Charges and/or other moneys hereby reserved or any part thereof shall be unpaid for 15 days after the same shall become payable whether formally demanded or not; or

(ii)	If the Tenant shall default in the performance or observance of any term or condition hereof; or

(iii)
If the Tenant shall enter into any composition or arrangement with creditors or shall suffer any execution to be levied on its goods or a petition for bankruptcy or winding up shall have been lodged against the Tenant;

then and in any such case it shall be lawful for the Landlord to re-enter the Premises or any part thereof in the name of the whole and thereupon this Lease shall absolutely determine and the deposits paid by the Tenant to the Landlord shall be absolutely forfeited to the Landlord as and for liquidated damages and not as a penalty but without prejudice to any right to claim for further damages or antecedent breach of the Tenant and a written notice given by the Landlord to the Tenant to the effect that the Landlord thereby exercises the right of re-entry shall be a full and sufficient exercise of such power notwithstanding any statutory or common law provisions to the contrary.

Charges and Expenses	(b)
Notwithstanding anything herein contained and without prejudice to the Landlord's rights for damages and other remedies, if the Tenant shall fail to pay the Rent and/or the Operating Charges and/or other moneys herein reserved or any part thereof on due dates the Landlord shall be entitled to:-

(i)	any or all of the following on full indemnity basis recoverable as a debt:-

(1)
such sum as the Landlord shall reasonably determine to be collection charges for the additional work incurred by the Landlord's staff in collecting the Rent and/or the Operating Charges and/or other moneys unpaid or any part thereof;

(2)
all solicitors' and/or counsels' fees (on a solicitor and own client basis) and court fees and other costs and expenses whatsoever incurred by the Landlord for the purpose of recovering the Rent and/or the Operating Charges and/or other moneys unpaid or any part thereof; and

(3)	any other fees paid to debt-collectors appointed by the Landlord for the purpose of collecting the Rent and/or the Operating Charges and/or other moneys unpaid or any part thereof.

(ii)	terminate or disconnect the supply of air-conditioning and other services and facilities to the Premises and/or to the Tenant.

(iii)
dispose of any chattel object or thing left at the Premises in such manner as the Landlord may think fit at the costs of the Tenant in the event of the Landlord exercising its right of re-entry and such costs shall be recoverable from the Tenant as a debt.

Deposit	(c)
The Tenant shall deposit with the Landlord the sum and in the manner set out in Part IV of Schedule 4 hereto (herein referred to as "the Deposit") as security for the due payment of the Rent the Operating Charges and other moneys hereby stipulated and the due observance and performance of the term and conditions herein contained and on the part of the Tenant to be observed and performed.  The Deposit shall be subject to revision in the event of adjustment in the Rent and/or Operating Charges and/or other moneys payable hereunder in the manner set out in Part IV of Schedule 4.  The Deposit shall be retained by the Landlord for its own use and benefit throughout the Term free of any interest to the Tenant with power for the Landlord without prejudice to any other right or remedy hereunder to forfeit or to deduct therefrom the amount of any of the Rent the Operating Charges or other moneys payable hereunder which is in arrears or any loss or damage sustained by the Landlord as the result of any non-observance or non-performance by the Tenant of any such agreement stipulation or condition.  In the event of any deduction being made by the Landlord from the Deposit in accordance herewith the Tenant shall on demand by the Landlord forthwith further deposit the amount so deducted and failure by the Tenant so to do shall entitle the Landlord forthwith to re-enter the Premises and to determine this Lease and forfeit the balance of the Deposit.  In the event of the Landlord assigning or transferring the ownership of the Premises to any party subject to and with the benefit of this Lease, the Landlord may transfer the Deposit to the new owner (less any deduction that the Landlord may make according to the provisions herein) and the Tenant shall be deemed to have waive all claims against the Landlord for the refund of the Deposit hereunder upon the transfer of the Deposit Provided Always that such transfer shall not affect the rights of the Tenant to claim against the new owner for the refund of the Deposit.  Subject to the aforesaid the Deposit or the balance thereof (as the case may be) shall be refunded to the Tenant by the Landlord without interest within thirty days after the expiration or sooner determination of this Lease and the delivery of vacant possession of the Premises to the Landlord or within thirty days of the settlement of the last outstanding claim by the Landlord against the Tenant in respect of any breach non-observance or non-performance of any of the agreements stipulations or conditions herein contained and on the part of the Tenant to be observed and performed whichever is the later.

No Deemed Waiver	(d)
Acceptance of the Rent by the Landlord shall not be deemed to operate as a waiverby the Landlord of any right to proceed against the Tenant in respect of any breach by the Tenant of any of its obligations hereunder.  No condoning excusing or overlooking by the Landlord of any default breach or non-observance or non-performance by the Tenant at any time or times of any of the Tenant's obligations herein contained shall operate as a waiver of the Landlord's rights hereunder in respect of such default breach or non-observance or non-performance or so as to defeat or affect in any way the rights of the Landlord herein in respect of any such default or breach and no waiver by the Landlord shall be inferred from or implied by anything done or permitted by the Landlord unless otherwise expressed in writing and signed by the Landlord.

Exclusion of Liability	(e)	The Landlord shall not be under any liability whatsoever to the Tenant or to any other person whomsoever:-

(i)
in any circumstance in respect of any damage sustained by the Tenant or any other person whomsoever caused by the negligence of any other tenant or occupier of the Building or caused by or through or in any way owing to theleakage or overflow of water or the escape of Rimes smoke or fire or any other substance or thing from any premises situate in the Building or caused by or through or in any way owing to any defect in or breakdown of the lifts escalators fire alarms fire fighting or fire prevention equipment and security services equipment air-conditioning plant and other facilities of and in the Building;

(ii)
in any circumstances be liable for damage whatsoever to property resulting from fire explosion falling plaster steam gas electricity water rain or leaks from any part of the Building or from pipes appliances or plumbing works or from the roof street or subsurface or from any other place or by dampness orby any other cause of whatsoever nature nor shall the Landlord be liable for any such damage caused by other tenants or persons in the Building or other operations in the neighbourhood;

(iii)	any loss damages or injury to person sustained by the Tenant or any other person arising from any cause whatsoever not due to the default or negligence of the Landlord;

(iv)	for any non-observance non-performance or non-compliance of any obligation or covenant or violation of any House Rules byelaws or any other regulation by other tenant or occupant or person; and

(v)	for the security or safekeeping of the Premises or any content therein whatsoever.

Abatement of Rent	(f)
In the event of the Premises or any part thereof at any time during the Term being damaged or destroyed by fire water storm wind typhoon defective construction white-ants earthquake subsidence of the ground or any other cause (not attributable to the act default or negligence of the Tenant) so as to be rendered unfit for use and occupation or being declared unfit for use and occupation or becoming subject to a closure order then the Rent or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended until the Premises shall be again rendered fit for occupation and use Provided Always that the Landlord shall be under no obligation to reinstate the Premises if by reason of the condition of the Premises or any local regulations or other circumstances beyond the control of the Landlord it is not practicable economical or reasonable so to do.  In such event the Landlord may forthwith or within a reasonable time thereafter terminate this Lease by written notice to the Tenant upon which the parties shall be released from their respective obligations under this Lease but such determination shall not prejudice the rights and remedies of either party in respect of any antecedent breach on the part of the other.

Sale and Redevelopment	(g)
(i)    The parties mutually agree that, notwithstanding anything herein contained to the contrary, if at any time during the Term the Landlord shall resolve to re-develop the Premises or the Building or any part thereof whether wholly by demolition and rebuilding or otherwise, or partially by renovation refurbishment or otherwise, either alone or jointly with the owner or owners of other premises or buildings; or shall sell or assign or enter into any agreement for the sale or assignment of the whole or any part of the Building of which the Premises form part, then in any of such events the Landlord shall have the right to terminate this Lease by giving not less than six months' prior notice in writing to the Tenant and upon the expiration of such notice the Term shall absolutely cease and determine but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of any of the agreements or stipulations herein.   The Tenant shall deliver vacant possession of the Premises to the Landlord in accordance with the provisions of this Lease upon the expiration of the said notice and shall not be entitled to claim any loss and damages or compensation in respect of such early determination.

(ii)
For the purpose of this Lease the Landlord is deemed to have resolved to re-develop or demolish or renovation or refurbish or sell or assign the Premises or the Building or any part thereof if the Landlord has passed a resolution by its Board of Directors indicating its intention to carry out such plan.

(iii)
It is also agreed and declared, notwithstanding any other provision herein to the contrary, that any optional right granted to the Tenant including but notlimited to any option to renew or right of first refusal if any) under or incidental to this Lease (whether the same shall have been exercised by the Tenant or not) shall extinguish and determine upon the service of the said notice of termination and the Tenant shall not be entitled to any damages or compensation or any relief against such early determination of such optional right.

Tenant's Default	(h)
For the purposes of this Lease any act default or omission of the agents servants employees contractors licensees guests invitees or customers of the Tenant shall be deemed to be the act default or omission of the Tenant.

Notice	(i)
Any notice by the Landlord to the Tenant shall be deemed to have been duly served and any demand by the Landlord upon the Tenant shall be deemed to have been duly made if delivered to or sent by prepaid post or left at the Premises or at the last known address of the Tenant.  Any notice by the Tenant to the Landlord shall be deemed to have been given if in writing and delivered or mailed by prepaid registered mail to the registered office of the Landlord.

Costs and Stamp Duty	(j)
Each party shall bear its own costs and expenses of and incidental to the preparation and execution of this Lease.   The stamp duty payable on this Lease and its counterpart shall be borne by the Landlord and Tenant in equal shares.

Benefit of Lease	(k)	This Lease and the agreements stipulations and conditions herein contained shall enure for the benefit of and be binding on the Landlord its successors and assigns.

No Premium	(1)	The Tenant acknowledges that no fine premium key money or other considerationhas been paid by the Tenant to the Landlord for or in connection with the grant of this Lease.

Waiver of Protection	(m)
The Tenant shall waive and shall not avail itself of any protection against ejectmentor otherwise which is or may be afforded by any ordinance from time to time in force for the protection of tenants in so far as such protection now or at any time may be lawfully waived and for the purposes of Part III of the Landlord and Tenant (Consolidation) Ordinance (Cap.7) rent shall be deemed to be in arrears if not paid in advance on the due date in accordance with Clause 2(a) hereof.

No Warranty Representation, etc.	(n)
This Lease sets out the full agreement between the parties.  No other warranties orrepresentations have been made or given relating to the tenancy or to the Building or the Premises.  If any warranty or representation has been made the same is hereby waived.  This Lease shall not be amended or modified except by mutual agreement of the parties in writing.  No representation warranty or guarantee is made on the suitability of the Premises for the Tenant's intended user or purpose for the Premises, it shall be the Tenant's own responsibility to obtain all requisite consents approvals licences permits from all government or other competent authorities in respect of the Tenant's user purpose and operation in the Premises and the Tenant shall observe and comply with all laws byelaws rules regulations and requirements in respect thereof and shall indemnify the Landlord against all claims demands actions proceedings loss damages costs and expenses arising from the Tenant's breach of this clause.

Ex-gratia Services	(o)
The parties acknowledge that the Landlord may at its own discretion make available or introduce certain service to the tenants and occupiers of the Building from time to time ("Ex-gratia Services").  The parties agree that:-

(i)
such Ex-gratia Services are not intended and shall not be construed to be any obligation or covenant or duty on the part of the Landlord nor constitute any management service or any contract for provision of goods and services. The Landlord has the absolute right to vary modify withdraw or cease any or all of the Ex-gratia Services at any time at its sole discretion.  The Tenant shall not be entitled to claim for any reduction suspension or abatement of rent, extension of rent free period, postponement of commencement date or early termination of the Lease or any other compensation or payment whatsoever relating to the Ex-gratia Services;

(ii)
the Ex-gratia Services are provided to the Tenant at the Tenant's risks, the Landlord does not make any representation nor give any warranty or guarantee whether express or implied whatsoever as to workmanship or quality of services or merchantability or fitness for purpose of any material provided.   The Landlord shall not be liable for any loss or damages whatsoever in respect of the Ex-gratia Services to the full extent as they are permitted by law.  For the purpose of this Lease the Tenant is not and shall not be construed as a consumer.

Interpretation	(p)	It is hereby declared that in the construction of this Lease unless the contrary intention appears:-

(i)
words importing the masculine gender shall include female and neuter genders and vice versa; words in the singular shall include the plural and vice versa; and words importing persons shall include companies or corporations and vice versa;

(ii)	"Hong Kong" shall mean the Hong Kong Special Administrative Region of the People's Republic of China and "the Government" shall mean the Government of Hong Kong; and

(iii)
The marginal notes and heading in this Lease are intended for guidance only and do not form part of this Lease nor shall any of the provision herein be limited thereby.  The schedules shall form an integral part of this Lease and shall be construed, and have the same effect, as if expressly set out in the body herein.

(iv)
Each and every part of the clause sub-clause term condition stipulation or provision in this Lease (save and except otherwise specified) shall be construed as an independent and severable part of this Lease.  In the event that any part of the clause sub-clause term condition stipulation or provision is found to be illegal invalid or unenforceable, such part thereof shall be deemed to have been severed from this Lease and shall not affect the validity and enforceability of the other part of such clause sub-clause term condition stipulation or provision and the other parts of this Lease whatsoever.

(q)	This Lease shall be governed by the law of Hong Kong and the parties agree to submit to the non-exclusive jurisdiction of the courts of Hong Kong.

(r)	This Lease shall also be subject to the special conditions set out in Schedule 6 hereto (if any).

AS WITNESS WHEREOF the parties have executed this Lease the day and year first above written.

SIGNED by Gerry L. F. Yim	)
for and on behalf of the Landlord whose signature is verified by:-	) ) )

SIGNED by for and on behalf of the Tenant in the presence of:-	) ) ) )	LEUNG CHI WAH, EARNEST

CHAN YUEN FAN

RECEIVED from the "Tenant the sum of HONG KONG DOLLARS TWO HUNDRED SIXTY SIX THOUSAND AND ONE ONLY being the Deposit to be paid by the Tenant to the Landlord	) ) ) ) )	HK$266,001.00

SCHEDULE I

Landlord's Reservation

It is expressly reserved to the Landlord the following rights without any reduction or abatement of rent or any compensation whatsoever to the Tenant without prejudice or limitation whatsoever to any implied right under the common law or any statute:-

(1)
The free passage and running of water soil gas electricity and other services from and to other parts of the Building in and through the pipes sewers drains conduits gutters , watercourses wires cables laser optic fibres data or impulse transmission communication or reception system channels and other conducting media (collectively "the Conducting Media") which are now or at any time during the Term laid or made or to be laid or made in upon through over or under the Premises and the free and uninterrupted use of all Conducting Media serving other parts of the Building which are now or at any time during the Term in upon through or under the Premises.

(2)
The right to construct and to maintain in over or under the Premises any easements or services or Conducting Media or facilities for the benefit of any part of the Building or any adjoining property of the Landlord.

(3)
The right at any time during the Term at reasonable times during normal business hours after giving reasonable prior notice to the Tenant to enter (or in cases of emergency to break and enter without prior notice) upon the Premises in order:-

(a)	to inspect cleanse repair amend remove or replace the Conducting Media or any part thereof;

(b)	to inspect and to execute works in connection with any of the easements or services or Conducting Media or facilities referred to in this Schedule;

(c)	to carry out work or do anything whatsoever comprised within the Landlord's obligations herein contained whether or not the Tenant is liable hereunder to make a contribution;

(d)	to exercise any of the rights possessed by the Landlord under this Lease.

(4)
The right to erect scaffolding for the purpose of repair maintenance refurbishment or renovation of the exterior of or any other parts of the Building notwithstanding that such scaffolding may temporarily interfere with the access to or enjoyment and use of the Premises.

(5)	(a)
The right to use or permit or authorize other persons to use all or any part of the common areas of the Building (including without limitation the common entrances, passages, corridors, staircases, lobbies and halls) whether by granting a tenancy, lease or licence in respect thereof for any trade business advertising or promotional use or activities;

(b)
The right to alter, modify, designate, re-designate, relocate or otherwise change the common areas of the Building (including but not limited to common entrances, passages, corridors, staircases, lobbies and halls); and

(c)
The right to alter modify add change renovate refurbish or improve any part of the Building and any services or facilities thereto not exclusively occupied or used by or granted to the Tenant from time to time and in such manner as the Landlord may reasonably deem fit without the sane constituting an actual or constructive eviction of the Tenant and without incurring any liability to the Tenant provided that the exercising of the rights set out in Paragraphs (a) to (c) shall not substantially interfere with the Tenant's access to the Premises.

(6)
The right at any time during the Term to change the name of the Building or any partthereof and the Landlord shall not be liable whatsoever to the Tenant or be made a party to any other proceeding or for costs or expenses of whatsoever nature incurred by the Tenant as a result of such change.

SCHEDULE 2

LEIGHTON CENTRE

House Rules

(1)
The public halls entrances passages and stairways lifts lift lobbies and other common areas of the Building shall not be obstructed or used for any other purpose than ingress to or egress from the Premises in the Building.

(2)
No tenant shall put up any decoration advertisement notice or other material whatsoever in any public hall entrances passages stairways lifts lift lobbies and other common areas of the Building not exclusively occupied by the tenant in any manner without the prior consent of the Landlord.

(3)
No tenant shall do or permit anything to be done or make or permit any noise such as to cause a nuisance or annoyance or disturbance to or cause reasonable complaints from any other tenant in the Building or the Landlord or otherwise interfere with the rights comfort or convenience of other tenants.

(4)	No tenant shall store arms, ammunition or unlawful goods kerosene or any explosive combustible or dangerous substance in any part of his premises.

(5)
Each tenant shall keep such tenant's premises in a good state of preservation and cleanliness and shall not sweep or throw or permit to be swept or thrown any dirt rubbish or other substance from the doors windows terraces or balconies of the Building.

(6)
No tenant shall place any article object chattel or thing or otherwise cause any obstruction in the public halls passages or on the public staircase landings nor hang or shake anything from the doors windows terraces or balconies or placed upon the window sills of the Building.

(7)	No shades awnings or window guards shall be used in or about the Building without written approval of the Landlord.

(8)
No sign signal advertisement poster flag banner or illumination shall be inscribed attached or displayed or exposed on or at any window or other part of the Premises or the Building which are visible from outside of the Premises or without the prior written approval of the Landlord nor shall anything be projected or protruding out of any window or any part of any premises without similar approval.  No tenant shall put up any sign or plate in any common area except a sign or plate showing the tenant's name at such designated space as the Landlord may provide at the main entrance hall of the Building for a directory in such design as may from time to time be determined by the Landlord subject to the tenant bearing the expense of such sign or plate.

(9)
No tenant shall cause or suffer or permit its agent contractor employee guest visitor customer or licensee to cause any obstruction. or interference whatsoever with the operation of any lifts or escalators.

(10)	No bicycles scooters trolley or similar vehicles shall be allowed in the public passengerlifts public halls lobbies corridors passage ways areas or courts of the Building.

(11)	Office equipment supplies goods baggages and packages of every kind shall be delivered only at the service entrance of the Building and through the service lift or service stairways to any premises.

(12)	Garbage and refuse from any premises shall be deposited in such manner as the manager of the Building may direct.

(13)
Water-closets and other water apparatus in the Building shall not be used for any purpose other than those for which they were constructed nor shall any sweepings rubbish rags or any other articles be thrown into the same.  Any damage resulting from misuse by any tenant or any of its guests licensees or employees of any water-closets or apparatus shall be paid for by the tenant.

(14)	No tenant shall send any employee of the Landlord out on any business of a tenant.

(15)	No bird or animal or pet of any kind shall be kept harboured or allowed in any premises or any part of the Building.

(16)	No radio or television aerial cable or transmitter of any kind shall be installed attached to or hung from the exterior of the Premises or in or outside any part of the Building.

(17)	Any consent or approval given under these rules by the Landlord shall be revocable at any time at the discretion of the Landlord.

(18)	Complaints regarding the service of the Building shall only be acknowledged if made in writing to the Landlord or any other person designated by the Landlord to be its representative.

(19)
No tenant shall allow any guest customer visitor licensee or employee of the tenant to stand or queue up outside his premises or otherwise causing an obstruction to the passages and entrance halls used in common with the other tenants of the Building or otherwise cause any disturbance to or reasonable complaints from other tenants or occupiers or the Managing Agent or the Landlord.

(20)
The Landlord shall have the right to prohibit any advertising by any tenant which in the Landlord's opinion tends to impair the reputation of the Building or its desirability as a building for offices and/or shopping mall and upon written notice from the Landlord the tenant shall refrain from or discontinue such advertising.

(21)	Windows shall remain closed save in an emergency such as fire or breakdown of the air-conditioning system.

(22)	Canvassing and peddling in the Building is strictly prohibited and each tenant shall co-operate to prevent the same and report such activity to the Managing Agent.

(23)
No tenant may cause whether direct or indirect any touting or soliciting for business or distribution of any pamphlet notice newsletter or advertising material whatsoever to be conducted in any part or near the vicinity of the Building.

(24)	Each tenant must upon the termination of his tenancy return to the Landlord all keys of stores offices and toilet rooms used by such tenant.

(25)	The loading and unloading of goods shall be carried out at such tunes in such areas and through such entrances as shall be designated by the Landlord for this put-pose from time to time.

(26)	No heating facilities shall be installed by any tenant without the prior written consent ofthe Landlord.

(27)	It is the responsibility of a tenant to maintain and keep clean and clear of rubbish the public areas immediately adjacent to his premises to the satisfaction of the Landlord.

(28)
No tenant may block or darken or obstruct any shop front window (if any) or other window or lights in the premises that may be visible from outside or any part of the Building without the prior written consent of the Landlord.

(29)
No tenant shall put or install any equipment apparatus plant machinery furniture or any other chattel or object of whatsoever nature which imposes a dead weight on any part ofthe premises which would exceed the floor loading capacity of the Building.  The Landlord and/or the Managing Agent shall be entitled to prescribe the maximum weigh and permitted locations of any heavy equipment apparatus plant machinery furniture or chattel or object and to require the same to stand on supports of such dimension and material to distribute such weigh as the Landlord and/or the Managing Agent may deemed necessary.

(30)	No tenant may use any premises or any part thereof for cooking preparation or consumption of food save and except any part thereof are specifically permitted by the Landlord to be so used.

(31)
All premises must be kept safe and tidy and the Tenant shall be responsible to ensure all debris to be removed from the premises and the building promptly at their own cost.  It is the Tenants' responsibility to ensure their contractor to exercise extreme care to minimize fire hazards and other accidents, Tenants should observe the legislative requirements stipulated by the Construction Waste Disposal Charging Scheme.  Neither the Landlord nor the Managing Agent will be liable for the disposal of decoration debris or wastes.  It shall be the Tenant's own responsibility to procure that a billing account be opened with the Environmental Protection Department and bear the construction waste disposal charge when disposing of decoration debris/wastes in accordance with the relevant legislation and regulations and the Tenant shall indemnify the Landlord and/or the Managing Agent against all claims demands actions proceedings costs expenses loss and damages arising from any breach.

(32)	No tenant shall allow or suffer or permit its agent contractor employee guest visitor customer or licensee to smoke in any part of the building.

SCHEDULE 3

PART I

The Landlord

LEIGHTON PROPERTY COMPANY LIMITED whose registered office is situate at 49th Floor, The Lee Gardens, 33 Hysan Avenue, Causeway Bay, Hong Kong.

PART II

The Tenant

NCN GROUP MANAGEMENT LIMITED whose registered office is situate at Suite 3908, Shell Tower, Times Square, Causeway Bay, Hong Kong.

PART III

The Premises

All That Rooms 2120 and 2122 on the 21st Floor of the building known as Leighton Centre (herein referred to as "the Building") erected on All that / those piece(s) or parcel(s) of land registered as Sections B, C and the Remaining Portion of Inland Lot No. 1451 which said premises is shown coloured red on the plan annexed hereto for identification purpose only.

PART IV

The Term

Three (3) years commencing from 3rd  January 2012 and expiring on 2nd January 2015 both days inclusive.

SCHEDULE 4

PARTI

The Rent

The Rent for the Term shall be HONG KONG DOLLARS SEVENTY THREE THOUSAND FIVE HUNDRED AND FORTY EIGHT ONLY (HK$73,548.00) per month exclusive of Operating Charges Rates and other outgoings.

The Tenant shall be entitled to a rent free period for the purpose of fitting out for the period from 3rd January 2012 to 2nd April 2012 both dates inclusive provided that the Tenant shall pay Operating Charges Rates and other outgoings during such rent free period.

PART II

The Operating Charges

The Operating Charges at the commencement of the Term shall be HONG KONG DOLLARS ELEVEN THOUSAND FOUR HUNDRED AND FORTY ONE ONLY (HK$11,441.00) per month (hereinafter referred to as "the Operating Charges").

The Operating Charges shall be subject to increase at any time during the continuance of the Term upon the Landlord giving to the Tenant not less than one (1) calendar month's notice in writing of such increase. Upon the expiration of the said period of one month the Operating Charges shall be increased by the amount specified in the Landlord's notice. There shall be no restriction on the number of occasions upon which the Landlord may call for an increase in the Operating Charges.

PART III

Air-conditioning Supply hours

Mondays to Fridays	8:00 a,m. to 7:00 p.m.
Saturdays	8:00 a.m. to 1:30 p.m.

No central air-conditioning will be supplied on Sundays and Public Holidays.

Such supply hours shall be subject to revision by the Landlord from time to time.

Should air-conditioning be required outside the normal supply hours, this shall be subject to agreement with the Landlord by prior application and subject always to technical feasibility and payment of extra air-conditioning charges.

PART IV

The Deposit

The sum equivalent to three (3) months' Rent, Operating Charges and Rates which at the commencement of the Term shall be HONG KONG DOLLARS TWO HUNDRED SIXTY SIX THOUSAND AND ONE ONLY (HK$266,001.00). In the event of any increase of the Rent and/or Operating Charges and/or Rates, the Landlord shall have the right to require the Tenant to pay additional deposit to make up the Deposit equivalent to three (3) months' increased Rent and Operating Charges and Rates.

SCHEDULE 5

Fitting Out Premises

The Tenant agrees that prior to and in the course of carrying out any fitting out work or decoration, refurbishment or renovation work at any time during the Term the Tenant shall comply with and ensure that his contractors, workmen, employees and agents comply with the procedures and stipulations set out hereunder and any other guidelines for fit out and/or decoration works set by the Managing Agent subject to such variations (if any) as the Landlord may approve in writing:-

1.
The Tenant shall at its own cost prepare and submit to the Landlord for approval 3 sets of suitable drawings and specifications of the works proposed to be carried out by the Tenant (hereinafter called "the Tenant's Work") together with schematic sketches illustrating the design and layout proposal of such proposed works colour scheme and sample material relating to all interior decoration (hereinafter collectively called "the Tenant's Plans").

2.	The Tenant's Plans shall, without limitation:-

(1)	Include detailed drawings, plans and specifications of any changes in the air-conditioning electrical and fire services installations and plumbing and drainage system;

(2)	Include details of all lighting fixtures;

(3)	Show the position of any heavy equipment, e.g. safe;

(4)	Show any other relevant information the Landlord may consider necessary;

(5)	Comply with all relevant Ordinances, regulations and by-laws from time to time issued by the Government and/or any other relevant competent authority and the Managing Agent .

3.	The Landlord will consider the Tenant's Plans and may in its discretion accept or reject the Tenant's Plans or any part of them and impose such reasonable conditions as it thinks fit.

4.
The Tenant shall have the sole responsibility for compliance with all applicable statutes codes ordinances and other regulations ("the said Requirements") for all work performed by or on behalf of the Tenant on the Premises and the Landlord's or the Landlord's agent's or representative's approval of plans specifications calculations or of the Tenant's Work shall not constitute any implication representation or certification by the Landlord that the Tenant's Work is in compliance with the said Requirements. In instances where several sets of the said Requirements must be met, the standard set by the Landlord's insurance underwriters' and/or the management of the building or the strictest standard shall apply.

5.	The Tenant shall not commence the Tenant's Work before receiving notice from the Landlord that such work may be commenced.

6.	Upon completion of the Tenant's Work, the Tenant shall notify the Landlord in writing immediately.

7.
The Tenant shall submit to the Landlord by hand or via registered mail at least seven (7) days prior to the commencement of construction, the proposed commencement date of construction and the estimated date of completion of construction work, fitting out work, and date of projected opening.

8.
The Tenant shall be responsible for all costs and expenses incurred by the Landlord in considering the Tenant's Plans and supervising the Tenant's Work hereunder and shall pay the same to the Landlord upon demand.

9.	(1)
The Tenant shall be responsible for the removal of garbage, refuse and construction and decoration debris and waste from the Premises to such location as shall be specified by the Landlord from time to time.

(2)	In the event of.non-compliance of this provision, the Landlord may remove such material at the cost of the Tenant who shall forthwith reimburse all costs and expenses incurred by the Landlord.

10.	The Tenant shall engage only those contractors as shall be nominated by the Landlord for the following works:-

(a)	Fire Services Installation and/or Alteration;

(b)	Alteration to Landlord's provision(s) in the electrical supply distribution system;

(c)	Tee-off from main chilled water pipes;

(d)	Addition and/or Relocation of VAV Boxes and Fan Coil Units;

(e)	Alteration or decoration affecting any part of the exterior of the premises or common area of the Building or the Landlord's standard fixtures and fittings;

(f)	Installation or removal of any system or appliance connecting to any part of the building services and facilities;

(g)	Reinstatement work on any part of the curtain wall, e.g. glass panel, mullion;

(h)	Alteration to Landlord provision(s) in the plumbing and drainage system.

Any such engagement shall be a contract between the Tenant and the nominated contractor concerned.  In no circumstance will the Landlord be a party to such contract nor be held liable in any contract disputes between the parties. The Tenant shall be responsible for and indemnify the Landlord against any claim for loss or injury to person or property due to the act neglect default or omission of the Tenant or its contractors.

SCHEDULE 6

Special Conditions

Handover Conditions	1.
(a)   The Premises will be handed over to the Tenant in a "bare shell" condition with Landlord's standard provisions with an integrated ceiling system according to an open office layout.  In no circumstance shall the Landlord be held liable for the compliance of current statutory requirements or regulations of relevant utility company or authorities or any other safety standards in respect of any such fixtures fittings including but not limited to all electrical fixtures, appliances, wirings and cables taken over by the Tenant from previous tenant; and

(b)
The Tenant shall be responsible at its own costs and expenses to remove all fixtures and fittings and reinstate the Premises to its "bare shell" state with Landlord's standard provision including but not limited to an integrated ceiling system according to an open office layout in good clean and tenantable repair and condition.

2.
The Landlord agrees that, upon the Tenant's execution of this Lease and the Landlord's acceptance of the same, the Landlord will at the Landlord's own costs and expenses construct and erect inter-tenancy partition walls between Room 2118 on 21 S` Floor and the Premises (as highlighted in green on the attached plan for identification purpose and hereinafter referred to as the "Sub-division work") Provided that:

(a)
the Tenant shall permit the Landlord and its representatives and agents to enter the Premises after the commencement of the Term at any time or times by giving reasonable prior notice to the Tenant and allow access and provide sufficient working area as reasonably requested by the Landlord and/or the Building Manager, for the Landlord's contractors to carry out the Sub-division work and the Tenant shall not be entitled to any reduction of Rent or Operating Charges or any other compensation whatsoever in respect of the Sub-division work;

(b)
the Tenant shall be responsible for the safety and security of its own property, including taking all precautions to protect and secure its property, in the Premises throughout the construction period of the Sub-division work, the Landlord shall not be liable whatsoever for the acts or omissions of the contractors;

(c)
the Tenant shall, at the Tenant's own costs and expenses, be responsible for making good the affected areas inside the Premises arising from the Sub-division work including but not limited to all necessary alteration / modification / addition / relocation works to the existing E & M building services, if any, false ceiling system, floor and wall finishes; and

(d)
the Tenant hereby undertakes and covenants in favour of the Landlord that the Tenant shall render all such reasonable assistance and co-operation as the Landlord may reasonably require in the carrying out and completion of the Subdivision work including in particular with prior notice but without limitation, free and unrestricted access to any part or parts on the Premises.  The Landlord shall use its endeavours to minimize the disturbance as is reasonably practicable.

Leighton Centre

77 Leighton Road, Causeway Bay, Hong Kong

N
M. LAV.
F. LAV.
LIFT 1
LIFT 2
LIFT 3
LIFT 4
LIFT 5
LIFT 6
LIFT 7
LIFT 8
LIFT 9
Room 2118
Rooms 2120 & 22

(For identification purpose only)